Exhibit 5.1

January 24, 2013

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by First American Financial Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to debt securities (the “Securities”). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The Registration Statement includes a prospectus relating to the Securities (the “Securities Prospectus”). The Securities will be issued pursuant to an Indenture (the “Indenture”), dated as of January 24, 2013 (the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), the form of which is incorporated by reference as Exhibit 4.1 to the Registration Statement. Any particular series of Securities will be established by a supplement to the Indenture (each, a “Supplemental Indenture”). Each Supplemental Indenture will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report incorporated in such Registration Statement by reference.

As counsel to the Company, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Securities Prospectus, the Indenture, the certificate of incorporation and by-laws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have relied, as to matters of fact, upon the certificates of public officials and officers of the Company.

Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

With respect to the Securities, when (i) the issuance of the Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action and (ii) the Securities, in the form included in the Indenture incorporated by reference as an exhibit to the Registration Statement (with such changes or additions as permitted in the Indenture), have been duly executed and delivered by the Company and the Securities have been duly authenticated by the Trustee pursuant to the Indenture and delivered and paid for in accordance with the applicable underwriting or other agreement the Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Securities Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

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